EXHIBIT 99.2

2

3	Highlights
4	Customer Metrics
7	Financial Metrics
13	Capital Structure
14	Guidance
15	Contacts
16	Financial and Operational Tables

3

(1)AT&T Inc. does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net customer additions. Industry-leading claims are based on consensus expectations if results are not yet reported.
(2)Core Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(3)Effective November 1, 2024, following amendments to the company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.

4

Postpaid Accounts (in thousands)
During Q2 2025, we acquired 85,000 postpaid accounts from Lumos.

Year-Over-Year
Continued growth in Postpaid accounts with an increase in net additions primarily due to:
■Higher gross account additions
■Partially offset by higher account deactivations, including the impact from a growing account base and the temporary impact of current year rate plan optimizations, and lower 5G broadband-only additions

Sequential
Continued growth in Postpaid accounts with an increase in net additions primarily due to:
■Higher gross account additions

Year-Over-Year
Postpaid ARPA increased 5% primarily due to:
■The positive impact from rate plan optimizations and higher fee revenue, including from the adoption of new tax and fee exclusive plans
■An increase in customers per account, including from the continued adoption of 5G broadband and continued growth of T-Mobile for Business customers
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■Partially offset by increased promotional activity and an increase in 5G broadband and fiber-only accounts
Postpaid phone ARPU increased 3% due to:
■The positive impact from rate plan optimizations and higher fee revenue, including from the adoption of new tax and fee exclusive plans
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■Partially offset by increased promotional activity, including the success of bundled offerings and continued growth in T-Mobile for Business customers with lower ARPU given larger account sizes

Sequential
Postpaid ARPA increased 2% due to:
■The positive impact from rate plan optimizations and higher fee revenue, including from the adoption of new tax and fee exclusive plans
■An increase in customers per account, including from the continued adoption of 5G broadband

Sequential
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■Partially offset by increased promotional activity and an increase in 5G broadband and fiber-only accounts
Postpaid phone ARPU increased 3% due to:
■The positive impact from rate plan optimizations and higher fee revenue, including from the adoption of new tax and fee exclusive plans
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■Partially offset by increased promotional activity, including the success of bundled offerings

Postpaid ARPA & Postpaid Phone ARPU

5

Postpaid Customers (in thousands)

100,610
102,185
104,118
105,455
107,284
1,338
1,575
1,933
1,337
1,732
561
777
710
865
1,030
903
842
495
902
830
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Postpaid phone net customer additions
Postpaid other net customer additions
Total postpaid customers

During Q2 2025, we acquired 97,000 postpaid fiber customers from Lumos.

Year-Over-Year
Postpaid phone net customer additions increased primarily due to:
■Higher gross additions
■Higher prepaid to postpaid migrations
■Partially offset by higher churn, primarily driven by the temporary impact of current year rate plan optimizations and increased deactivations from a growing customer base
Postpaid other net customer additions increased primarily due to:
■Higher net additions from mobile internet devices,
primarily due to higher prior year deactivations of lower
ARPU mobile internet devices in the educational sector
activated during the Pandemic and no longer needed
■Higher 5G broadband net additions
■Partially offset by increased deactivations from a growing customer base, as well as lower net additions from wearables

Sequential
Postpaid phone net customer additions increased primarily due to:
■Higher gross additions and slightly lower churn, despite the temporary impact of current year rate plan optimizations
■Higher prepaid to postpaid migrations
Postpaid other net customer additions increased primarily due to:
■Higher net additions from mobile internet devices and wearables
■Higher 5G broadband net additions
■Partially offset by lower net additions from other connected devices

Year-Over-Year
Postpaid phone churn increased 10 basis points primarily due to:
■The temporary impact of current year rate plan optimizations

Sequential
Postpaid phone churn decreased 1 basis point primarily due to:
■Seasonally lower switching activity
■Mostly offset by the temporary impact of current year rate plan optimizations

Postpaid Phone Churn

6

Prepaid Customers (in thousands)

25,283
25,307
25,410
25,455
25,494
179
24
103
45
39
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Prepaid net customer additions
Prepaid customers

During Q2 2024, we acquired 3.5 million prepaid customers, net of certain base adjustments, through the Ka’ena Acquisition.

Year-Over-Year
Prepaid net customer additions decreased primarily due to:
■Increased deactivations from a growing customer base, primarily due to the acquisition of Ka’ena Corporation, including its subsidiary brands Mint Mobile and Ultra Mobile in May 2024 (the “Ka’ena Acquisition”)
■Higher churn
■Higher prepaid to postpaid migrations
■Partially offset by higher gross additions, primarily due to the Ka’ena Acquisition

Sequential
Prepaid net customer additions decreased slightly primarily due to:
■Higher prepaid to postpaid migrations
■Partially offset by higher gross additions

Year-Over-Year
5G broadband net customer additions increased primarily due to:
■Higher gross additions
■Lower churn
■Partially offset by increased deactivations from a growing customer base

Sequential
5G broadband net customer additions increased primarily due to:
■Higher gross additions
■Lower churn
■Partially offset by increased deactivations from a growing customer base

5G Broadband Customers (in thousands)

5,587
6,002
6,430
6,854
7,308
406
415
428
424
454
358
385
365
387
427
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Postpaid 5G broadband net customer additions
Prepaid 5G broadband net customer additions
5G broadband customers

7

Service Revenues ($ in millions)

Year-Over-Year
Service revenues increased 6% primarily due to:
■An increase in Postpaid service revenues
■Partially offset by a decrease in Wholesale and other service revenues, primarily driven by lower MVNO revenues, including lower DISH and TracFone MVNO revenues, and lower Affordable Connectivity Program revenues

Sequential
Service revenues increased 3% primarily due to:
■An increase in Postpaid service revenues

Year-Over-Year
Postpaid service revenues increased 9% primarily due to:
■Higher postpaid ARPA
■Higher average postpaid accounts

Sequential
Postpaid service revenues increased 4% primarily due to:
■Higher postpaid ARPA
■Higher average postpaid accounts

Postpaid Service Revenues ($ in millions)

$12,899
$13,308
$13,502
$13,594
$14,078
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025

8

Equipment Revenues ($ in millions)

$3,106
$3,080
$3,207
$3,186
$4,699
$4,688
$3,704
$3,703
$3,439
$3,433
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Equipment sales
Lease revenues

Year-Over-Year
Equipment revenues increased 11% primarily due to:
■A higher average revenue per device sold, net of promotions, primarily driven by an increase in the high-end phone mix, including from higher postpaid device upgrades and lower Assurance Wireless device sales
■Higher liquidation revenue, primarily due to a higher number of liquidated devices

Sequential
Equipment revenues decreased 7% primarily due to:
■A lower average revenue per device sold, net of promotions, primarily due to a decrease in the high-end phone mix

Year-Over-Year
Cost of equipment sales, exclusive of Depreciation and Amortization (D&A), increased 14% primarily due to:
■A higher average cost per device sold, primarily driven by an increase in the high-end phone mix, including from higher postpaid device upgrades and lower Assurance Wireless device sales
■Higher liquidation costs, primarily due to a higher number of liquidated devices

Sequential
Cost of equipment sales, exclusive of D&A, decreased 3% primarily due to:
■A lower average cost per device sold, primarily due to a decrease in the high-end phone mix

Cost of Equipment Sales, exclusive of D&A ($ in millions, % of Equipment sales)

9

Cost of Services, exclusive of D&A ($ in millions, % of Service revenues)

$2,664
$2,722
$2,697
$2,602
$2,717
$2,591
$2,655
$2,622
$2,582
$2,689
15.8%
15.9%
15.5%
15.3%
15.4%
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Cost of services, ex. D&A and Special Items
Sprint Merger-related costs
Other Special Items
% of Srvc revs, ex. D&A and Special Items

Year-Over-Year
Cost of services, exclusive of D&A, increased 2% primarily due to:
■Higher site costs associated with the continued build-out of our nationwide 5G network
■Partially offset by prior year Sprint Merger-related costs related to network decommissioning and integration

Sequential
Cost of services, exclusive of D&A, increased 4% primarily due to:
■Numerous immaterial factors, including seasonality and the impact of acquisitions

Year-Over-Year
SG&A expense increased 5% primarily due to:
■Higher payroll and benefit related expenses, including from the impact of acquisitions
■Higher advertising expenses
■A $100 million gain recognized in the prior year period for the extension fee previously paid by DISH pursuant to the license purchase agreement for 800 MHz spectrum, which was not purchased
■Partially offset by a $151 million gain in Q2 2025 related to the completed sale of a portion of our 3.45 GHz spectrum licenses

Sequential
SG&A expense decreased 2% primarily due to:
■A $151 million gain in Q2 2025 related to the completed sale of a portion of our 3.45 GHz spectrum licenses

Selling, General and Administrative (SG&A) Expense ($ in millions, % of Service revenues)

$5,142
$5,186
$5,352
$5,488
$5,397
$5,187
$5,100
$5,402
$5,415
$5,415
31.6%
30.5%
31.9%
32.0%
31.1%
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
SG&A expense, ex. Special Items
Sprint Merger-related costs (gain), net
Other Special Items
% of Srvc revs, ex. Special Items

10

Net Income ($ in millions, % of Service revenues)

Diluted Earnings Per Share (Diluted EPS)

$2.49
$2.61
$2.57
$2.58
$2.84
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025

Year-Over-Year
Net income was $3.2 billion and Diluted earnings per share was $2.84 in Q2 2025, compared to $2.9 billion and $2.49 in Q2 2024, primarily due to the factors described above.

Sequential
Net income was $3.2 billion and Diluted earnings per share was $2.84 in Q2 2025, compared to $3.0 billion and $2.58 in Q1 2025, primarily due to the factors described above.

11

Core Adjusted EBITDA* ($ in millions, % of Service revenues)
*Excludes Special Items (see detail on page 24)

Year-Over-Year
Core Adjusted EBITDA increased 6% primarily due to:
■Higher Total service revenues
■Higher Equipment revenues, excluding Lease revenues
■Partially offset by higher Cost of equipment sales, and higher SG&A expenses and Cost of services, excluding Special Items

Sequential
Core Adjusted EBITDA increased 3% primarily due to:
■Higher Total service revenues
■Lower Cost of equipment sales
■Partially offset by lower Equipment revenues, excluding Lease revenues, and higher Cost of services, excluding Special Items

Year-Over-Year
Net cash provided by operating activities increased 27% primarily due to:
■Lower net cash outflows from changes in working capital, including the impact of certain cash proceeds associated with the sale of receivables, which were recognized within investing cash flows before November 1, 2024
■Higher Net income, adjusted for non-cash income and expenses

Sequential
Net cash provided by operating activities increased 2% primarily due to:
■Lower net cash outflows from changes in working capital

The impact of net payments for Sprint Merger-related costs on Net cash provided by operating activities was $61 million in Q2 2025 compared to $61 million in Q1 2025 and $241 million in Q2 2024.

Net Cash Provided by Operating Activities ($ in millions)

Effective November 1, 2024, following amendments to the company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.

12

Cash Purchases of Property and Equipment, incl. Capitalized Interest ($ in millions, % of Service revenues)

$2,040
$1,961
$2,212
$2,451
$2,396
12.4%
11.7%
13.1%
14.5%
13.7%
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025

Year-Over-Year
Cash purchases of property and equipment, including capitalized interest, increased 17% primarily due to:
■Planned timing of capital purchases

Sequential
Cash purchases of property and equipment, including capitalized interest, decreased 2% primarily due to:
■Planned timing of capital purchases

Year-Over-Year
Adjusted Free Cash Flow increased 4% primarily due to:
■Higher Net cash provided by operating activities
■Partially offset by proceeds related to securitization transactions recognized prior to November 1, 2024, and higher Cash purchases of property and equipment
All cash proceeds from the sale of receivables are now recognized within Net cash provided by operating activities. There were no significant net cash impacts during the quarter from securitization.

Sequential
Adjusted Free Cash Flow increased 5% primarily due to:
■Higher Net cash provided by operating activities

The impact of net payments for Sprint Merger-related costs on Adjusted Free Cash Flow was $61 million in Q2 2025 compared to $61 million in Q1 2025 and $241 million in Q2 2024.

Adjusted Free Cash Flow ($ in millions)

13

Net Debt (Excluding Tower Obligations) & Net Debt to LTM Net Income and Core Adj. EBITDA Ratios ($ in billions)

Stockholder Returns ($ in millions)

$5,633
$1,014
$4,619
$3,036
$759
$2,277
$1,402
$758
$644
$3,473
$1,003
$2,470
$3,465
$996
$2,469
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Stock buybacks
Dividends paid

Total debt, excluding tower obligations, at the end of Q2 2025 was $85.3 billion.
Net debt, excluding tower obligations, at the end of Q2 2025 was $75.0 billion.

■On December 13, 2024, the Board of Directors announced a stockholder return program for up to $14.0 billion that will run through December 31, 2025, consisting of additional repurchases of shares and payment of cash dividends with the next dividend payable on September 11, 2025. On a cumulative basis, since the company initiated its stockholder return program in Q3 2022, a total of $38.3 billion has been returned to stockholders as of June 30, 2025, with 193.9 million shares repurchased for approximately $32.3 billion, and cumulative cash dividends of $6.0 billion.
■During Q2 2025, 10.1 million shares were repurchased for approximately $2.5 billion.
■During Q2 2025, the company paid a cash dividend of $0.88 per share of common stock, or approximately $996 million, on June 12, 2025.
■The company continues to target a net debt to Core Adjusted EBITDA ratio of approximately 2.5x at year-end 2025, driven by funding for the closing of announced acquisitions and spectrum transactions.

14

2025 Outlook

Metric	Previous	Revised	Change at Midpoint
Postpaid net customer additions	5.5 to 6.0 million	6.1 to 6.4 million	500 thousand
Net income (1)	N/A	N/A	N/A
Effective tax rate	24% to 26%	24% to 26%	No change
Core Adjusted EBITDA (2)	$33.2 to $33.7 billion	$33.3 to $33.7 billion	$50 million
Net cash provided by operating activities	$27.0 to $27.5 billion	$27.1 to $27.5 billion	$50 million
Capital expenditures (3)	~$9.5 billion	~$9.5 billion	No change
Adjusted Free Cash Flow	$17.5 to $18.0 billion	$17.6 to $18.0 billion	$50 million
T-Mobile’s 2025 guidance above reflects the inclusion of Metronet, and excludes the pending acquisition of UScellular.

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs.
(3)Capital expenditures means cash purchases of property and equipment, including capitalized interest.

15

Investor Relations

Cathy Yao	Matthew Hale	Jon Lanterman
Senior Vice President	Senior Director	Senior Director
Investor Relations	Investor Relations	Investor Relations

Chris Lo	Rose Kopecky	Charles Buffum	Danna Tao
Investor Relations	Investor Relations	Investor Relations	Investor Relations
Manager	Manager	Manager	Manager

investor.relations@t-mobile.com
https://investor.t-mobile.com

16
T-Mobile US, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share amounts)	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$10,259	$5,409
Accounts receivable, net of allowance for credit losses of $172 and $176	4,598	4,276
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $625 and $656	4,226	4,379
Inventory	1,690	1,607
Prepaid expenses	1,125	880
Other current assets	4,874	1,853
Total current assets	26,772	18,404
Property and equipment, net	37,481	38,533
Operating lease right-of-use assets	24,735	25,398
Financing lease right-of-use assets	3,105	3,091
Goodwill	13,460	13,005
Spectrum licenses	95,928	100,558
Other intangible assets, net	2,438	2,512
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $151 and $158	1,975	2,209
Other assets	6,749	4,325
Total assets	$212,643	$208,035
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$7,802	$8,463
Short-term debt	6,408	4,068
Deferred revenue	1,217	1,222
Short-term operating lease liabilities	3,343	3,281
Short-term financing lease liabilities	1,157	1,175
Other current liabilities	2,175	1,965
Total current liabilities	22,102	20,174
Long-term debt	75,018	72,700
Long-term debt to affiliates	1,497	1,497
Tower obligations	3,603	3,664
Deferred tax liabilities	18,468	16,700
Operating lease liabilities	25,646	26,408
Financing lease liabilities	1,188	1,151
Other long-term liabilities	4,014	4,000
Total long-term liabilities	129,434	126,120
Commitments and contingencies
Stockholders' equity
Common stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,274,176,396 and 1,271,074,364 shares issued, 1,127,450,618 and 1,144,579,681 shares outstanding	—	—
Additional paid-in capital	69,008	68,798
Treasury stock, at cost, 146,725,778 and 126,494,683 shares issued	(25,569)	(20,584)
Accumulated other comprehensive loss	(908)	(857)
Retained earnings	18,576	14,384
Total stockholders' equity	61,107	61,741
Total liabilities and stockholders' equity	$212,643	$208,035

17
T-Mobile US, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended			Six Months Ended June 30,
(in millions, except share and per share amounts)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Revenues
Postpaid revenues	$14,078	$13,594	$12,899	$27,672	$25,530
Prepaid revenues	2,643	2,643	2,592	5,286	4,995
Wholesale and other service revenues	717	688	938	1,405	2,000
Total service revenues	17,438	16,925	16,429	34,363	32,525
Equipment revenues	3,439	3,704	3,106	7,143	6,357
Other revenues	255	257	237	512	484
Total revenues	21,132	20,886	19,772	42,018	39,366
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	2,717	2,602	2,664	5,319	5,352
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	4,659	4,798	4,088	9,457	8,487
Selling, general and administrative	5,397	5,488	5,142	10,885	10,280
Depreciation and amortization	3,146	3,198	3,248	6,344	6,619
Total operating expenses	15,919	16,086	15,142	32,005	30,738
Operating income	5,213	4,800	4,630	10,013	8,628
Other expense, net
Interest expense, net	(922)	(916)	(854)	(1,838)	(1,734)
Other (expense) income, net	(11)	(46)	(8)	(57)	12
Total other expense, net	(933)	(962)	(862)	(1,895)	(1,722)
Income before income taxes	4,280	3,838	3,768	8,118	6,906
Income tax expense	(1,058)	(885)	(843)	(1,943)	(1,607)
Net income	$3,222	$2,953	$2,925	$6,175	$5,299

Net income	$3,222	$2,953	$2,925	$6,175	$5,299
Other comprehensive income (loss), net of tax
Reclassification of loss from cash flow hedges, net of tax effect of $16, $16, $15, $32 and $30	47	46	43	93	86
Gains (losses) on fair value hedges, net of tax effect of $13, $(61), $(10), $(48) and $(10)	37	(177)	(30)	(140)	(30)
Unrealized loss on foreign currency translation adjustment, net of tax effect of $0, $0, $0, $0 and $0	(1)	—	—	(1)	—
Amortization of actuarial gain, net of tax effect of $(1), $0, $(1), $(1) and $(3)	(2)	(1)	(4)	(3)	(9)
Other comprehensive income (loss)	81	(132)	9	(51)	47
Total comprehensive income	$3,303	$2,821	$2,934	$6,124	$5,346
Earnings per share
Basic	$2.84	$2.59	$2.50	$5.43	$4.50
Diluted	$2.84	$2.58	$2.49	$5.42	$4.49
Weighted-average shares outstanding
Basic	1,132,760,465	1,140,537,935	1,170,025,862	1,136,627,715	1,177,662,179
Diluted	1,134,846,966	1,144,655,297	1,172,447,353	1,139,770,739	1,180,929,879

18
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Six Months Ended June 30,
(in millions)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Operating activities
Net income	$3,222	$2,953	$2,925	$6,175	$5,299
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,146	3,198	3,248	6,344	6,619
Stock-based compensation expense	200	186	164	386	304
Deferred income tax expense	937	771	747	1,708	1,462
Bad debt expense	265	323	255	588	537
Losses from sales of receivables	19	22	25	41	46
Changes in operating assets and liabilities
Accounts receivable	(338)	(93)	(1,286)	(431)	(1,702)
Equipment installment plan receivables	65	24	155	89	432
Inventory	264	(318)	221	(54)	391
Operating lease right-of-use assets	883	855	872	1,738	1,728
Other current and long-term assets	(671)	10	(416)	(661)	(256)
Accounts payable and accrued liabilities	107	(268)	38	(161)	(1,696)
Short- and long-term operating lease liabilities	(886)	(898)	(1,148)	(1,784)	(2,165)
Other current and long-term liabilities	(82)	(88)	(360)	(170)	(532)
Other, net	(139)	170	81	31	138
Net cash provided by operating activities	6,992	6,847	5,521	13,839	10,605
Investing activities
Purchases of property and equipment, including capitalized interest of $(10), $(10), $(8), $(20) and $(17)	(2,396)	(2,451)	(2,040)	(4,847)	(4,667)
Purchases of spectrum licenses and other intangible assets, including deposits	(842)	(73)	(156)	(915)	(217)
Proceeds from the sale of property, equipment and intangible assets	2,066	7	7	2,073	23
Proceeds related to beneficial interests in securitization transactions	—	—	958	—	1,848
Acquisition of companies, net of cash acquired	1	(727)	(390)	(726)	(390)
Investments in unconsolidated affiliates, net	(908)	(75)	—	(983)	—
Other, net	520	(90)	(57)	430	(62)
Net cash used in investing activities	(1,559)	(3,409)	(1,678)	(4,968)	(3,465)
Financing activities
Proceeds from issuance of long-term debt, net	(6)	7,774	2,136	7,768	5,609
Repayments of financing lease obligations	(331)	(315)	(351)	(646)	(678)
Repayments of long-term debt	(3,257)	(479)	(2,723)	(3,736)	(2,946)
Repurchases of common stock	(2,555)	(2,494)	(2,387)	(5,049)	(5,981)
Dividends on common stock	(996)	(1,003)	(759)	(1,999)	(1,528)
Tax withholdings on share-based awards	(30)	(272)	(16)	(302)	(208)
Other, net	(30)	(18)	(34)	(48)	(68)
Net cash (used in) provided by financing activities	(7,205)	3,193	(4,134)	(4,012)	(5,800)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	13	—	—	13	—
Change in cash and cash equivalents, including restricted cash	(1,759)	6,631	(291)	4,872	1,340
Cash and cash equivalents, including restricted cash
Beginning of period	12,344	5,713	6,938	5,713	5,307
End of period	$10,585	$12,344	$6,647	$10,585	$6,647

19
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended			Six Months Ended June 30,
(in millions)	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$992	$934	$935	$1,926	$1,831
Operating lease payments	1,202	1,214	1,457	2,416	2,801
Income tax payments	347	15	107	362	114
Non-cash investing and financing activities
Non-cash beneficial interest obtained in exchange for securitized receivables	$—	$—	$833	$—	$1,494
Change in accounts payable and accrued liabilities for purchases of property and equipment	(131)	(463)	(232)	(594)	(1,126)
Operating lease right-of-use assets obtained in exchange for lease obligations	593	481	344	1,074	831
Financing lease right-of-use assets obtained in exchange for lease obligations	430	248	311	678	574
Deferred consideration related to the Ka’ena Acquisition	—	—	210	—	210

20
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
Customers, end of period
Postpaid phone customers	76,468	77,245	78,110	79,013	79,508	80,338	77,245	80,338
Postpaid other customers (1)	22,804	23,365	24,075	25,105	25,947	26,946	23,365	26,946
Total postpaid customers	99,272	100,610	102,185	104,118	105,455	107,284	100,610	107,284
Prepaid customers (2)	21,600	25,283	25,307	25,410	25,455	25,494	25,283	25,494
Total customers	120,872	125,893	127,492	129,528	130,910	132,778	125,893	132,778
Adjustments to customers (1) (2)	—	3,504	—	—	—	97	3,504	97
(1)In the second quarter of 2025, we acquired 97,000 fiber customers from Lumos.
(2)In the second quarter of 2024, we acquired 3,504,000 prepaid customers through our acquisition of Ka’ena, which includes the impact of certain base adjustments to align the policies of Ka’ena and T-Mobile.

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
Net customer additions (losses)
Postpaid phone customers	532	777	865	903	495	830	1,309	1,325
Postpaid other customers	688	561	710	1,030	842	902	1,249	1,744
Total postpaid customers	1,220	1,338	1,575	1,933	1,337	1,732	2,558	3,069
Prepaid customers	(48)	179	24	103	45	39	131	84
Total net customer additions	1,172	1,517	1,599	2,036	1,382	1,771	2,689	3,153

Migrations from prepaid to postpaid plans	145	140	175	160	115	205	285	320

	Quarter						Six Months Ended June 30,
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
Churn
Postpaid phone churn	0.86%	0.80%	0.86%	0.92%	0.91%	0.90%	0.83%	0.90%
Prepaid churn	2.75%	2.54%	2.78%	2.85%	2.68%	2.65%	2.64%	2.67%

	Quarter						Six Months Ended June 30,
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
Postpaid upgrade rate
Postpaid device upgrade rate	2.4%	2.3%	2.6%	3.6%	2.8%	2.5%	4.9%	5.3%

21
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
Accounts, end of period
Total postpaid accounts (1)	30,015	30,316	30,631	30,894	31,099	31,502	30,316	31,502
(1)In the second quarter of 2025, we acquired 85,000 postpaid accounts from Lumos.

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
Net account additions
Postpaid net account additions	218	301	315	263	205	318	519	523

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
5G broadband customers, end of period
Postpaid 5G broadband customers	4,634	4,992	5,377	5,742	6,129	6,556	4,992	6,556
Prepaid 5G broadband customers	547	595	625	688	725	752	595	752
Total 5G broadband customers, end of period	5,181	5,587	6,002	6,430	6,854	7,308	5,587	7,308

	Quarter						Six Months Ended June 30,
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
5G broadband - net customer additions
Postpaid 5G broadband customers	346	358	385	365	387	427	704	814
Prepaid 5G broadband customers	59	48	30	63	37	27	107	64
Total 5G broadband net customer additions	405	406	415	428	424	454	811	878

	Quarter						Six Months Ended June 30,
(in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
Device financing - equipment installment plans
Gross EIP financed	$3,218	$3,037	$3,304	$4,689	$3,565	$3,503	$6,255	$7,068
EIP billings	3,880	3,604	3,423	3,509	3,551	3,553	7,484	7,104
EIP receivables, net	5,967	5,556	5,347	6,588	6,405	6,201	5,556	6,201

Device financing - leased devices
Lease revenues	$35	$26	$21	$11	$1	$6	$61	$7
Leased device depreciation	22	15	11	6	4	1	37	5

	Quarter						Six Months Ended June 30,
(in dollars)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
Operating measures
Postpaid ARPA	$140.88	$142.54	$145.60	$146.28	$146.22	$149.87	$141.71	$148.06
Postpaid phone ARPU	48.79	49.07	49.79	49.73	49.38	50.62	48.93	50.00
Prepaid ARPU	37.18	35.94	35.81	35.49	34.67	34.63	36.52	34.65

22
T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter						Six Months Ended June 30,
(in millions, except percentages)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
Financial measures

Service revenues	$16,096	$16,429	$16,725	$16,928	$16,925	$17,438	$32,525	$34,363

Equipment revenues	$3,251	$3,106	$3,207	$4,699	$3,704	$3,439	$6,357	$7,143
Lease revenues	35	26	21	11	1	6	61	7
Equipment sales	$3,216	$3,080	$3,186	$4,688	$3,703	$3,433	$6,296	$7,136

Total revenues	$19,594	$19,772	$20,162	$21,872	$20,886	$21,132	$39,366	$42,018

Net income	$2,374	$2,925	$3,059	$2,981	$2,953	$3,222	$5,299	$6,175
Net income margin	14.7%	17.8%	18.3%	17.6%	17.4%	18.5%	16.3%	18.0%

Adjusted EBITDA	$7,652	$8,053	$8,243	$7,916	$8,259	$8,547	$15,705	$16,806
Adjusted EBITDA margin	47.5%	49.0%	49.3%	46.8%	48.8%	49.0%	48.3%	48.9%
Core Adjusted EBITDA	$7,617	$8,027	$8,222	$7,905	$8,258	$8,541	$15,644	$16,799
Core Adjusted EBITDA margin	47.3%	48.9%	49.2%	46.7%	48.8%	49.0%	48.1%	48.9%

Cost of services, exclusive of depreciation and amortization	$2,688	$2,664	$2,722	$2,697	$2,602	$2,717	$5,352	$5,319
Sprint Merger-related costs	107	73	—	—	—	—	180	—
Other Special Items	1	—	67	75	20	28	1	48
Cost of services, excluding depreciation and amortization and Special Items	$2,580	$2,591	$2,655	$2,622	$2,582	$2,689	$5,171	$5,271

Cost of equipment sales, exclusive of depreciation and amortization	$4,399	$4,088	$4,307	$6,088	$4,798	$4,659	$8,487	$9,457

Selling, general and administrative	$5,138	$5,142	$5,186	$5,352	$5,488	$5,397	$10,280	$10,885
Sprint Merger-related costs (gain), net	23	(82)	—	—	—	—	(59)	—
Other Special Items	12	37	86	(50)	73	(18)	49	55
Selling, general and administrative, excluding Special Items	$5,103	$5,187	$5,100	$5,402	$5,415	$5,415	$10,290	$10,830

Total bad debt expense and losses from sales of receivables	$303	$280	$322	$349	$345	$284	$583	$629
Bad debt and losses from sales of receivables as a percentage of Total revenues	1.5%	1.4%	1.6%	1.6%	1.7%	1.3%	1.5%	1.5%

Cash purchases of property and equipment including capitalized interest	$2,627	$2,040	$1,961	$2,212	$2,451	$2,396	$4,667	$4,847
Capitalized interest	9	8	9	8	10	10	17	20

Net cash proceeds from securitization	$(29)	$(30)	$(29)	$(27)	$(26)	$(23)	$(59)	$(49)

Net cash payments for Sprint Merger-related costs	$293	$241	$124	$109	$61	$61	$534	$122

23
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter						Six Months Ended June 30,
(in millions, except share and per share amounts)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
Stockholder returns
Total repurchases	$3,568	$2,277	$644	$4,619	$2,470	$2,469	$5,845	$4,939
Total shares repurchased	21,933,790	13,979,843	3,179,707	20,283,582	10,091,227	10,148,791	35,913,633	20,240,018
Average purchase price per share	$162.69	$162.85	$202.45	$227.72	$244.77	$243.32	$162.75	$244.04
Total dividends paid	$769	$759	$758	$1,014	$1,003	$996	$1,528	$1,999
Dividends per share	$0.65	$0.65	$0.65	$0.88	$0.88	$0.88	$1.30	$1.76
Total stockholder returns	$4,337	$3,036	$1,402	$5,633	$3,473	$3,465	$7,373	$6,938
Cumulative total repurchases	$19,775	$22,052	$22,696	$27,315	$29,785	$32,254	$22,052	$32,254
Cumulative shares repurchased	136,220,243	150,200,086	153,379,793	173,663,375	183,754,602	193,903,393	150,200,086	193,903,393
Cumulative stockholder returns	$21,291	$24,327	$25,729	$31,362	$34,835	$38,300	$24,327	$38,300

24
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income, including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter						Six Months Ended June 30,
(in millions, except percentages)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
Net income	$2,374	$2,925	$3,059	$2,981	$2,953	$3,222	$5,299	$6,175
Adjustments:
Interest expense, net	880	854	836	841	916	922	1,734	1,838
Other (income) expense, net	(20)	8	(7)	(94)	46	11	(12)	57
Income tax expense	764	843	908	858	885	1,058	1,607	1,943
Operating income	3,998	4,630	4,796	4,586	4,800	5,213	8,628	10,013
Depreciation and amortization	3,371	3,248	3,151	3,149	3,198	3,146	6,619	6,344
Stock-based compensation (1)	140	147	143	156	168	178	287	346
Sprint Merger-related costs (gain), net (2)	130	(9)	—	—	—	—	121	—
UScellular Merger-related costs (3)	—	—	16	10	14	33	—	47
Legal-related expenses (recoveries), net (4)	—	15	1	(105)	6	(4)	15	2
Other, net (5)	13	22	136	120	73	(19)	35	54
Adjusted EBITDA	7,652	8,053	8,243	7,916	8,259	8,547	15,705	16,806
Lease revenues	(35)	(26)	(21)	(11)	(1)	(6)	(61)	(7)
Core Adjusted EBITDA	$7,617	$8,027	$8,222	$7,905	$8,258	$8,541	$15,644	$16,799
Net income margin (Net income divided by Service revenues)	14.7%	17.8%	18.3%	17.6%	17.4%	18.5%	16.3%	18.0%
Adjusted EBITDA margin (Adjusted EBITDA divided by Service revenues)	47.5%	49.0%	49.3%	46.8%	48.8%	49.0%	48.3%	48.9%
Core Adjusted EBITDA margin (Core Adjusted EBITDA divided by Service revenues)	47.3%	48.9%	49.2%	46.7%	48.8%	49.0%	48.1%	48.9%
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense on the Condensed Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the merger with Sprint Corporation (the “Sprint Merger”) have been included in Sprint Merger-related costs (gain), net.
(2)Sprint Merger-related costs (gain), net, for the three months ended June 30, 2024, includes the $100 million gain recognized for the extension fee previously paid by DISH associated with the license purchase agreement for 800 MHz spectrum licenses, which was not purchased.
(3)UScellular Merger-related costs generally include pre-merger consulting and legal fees.
(4)Legal-related expenses (recoveries), net, consists of the settlement of certain litigation and compliance costs associated with the August 2021 cyberattack and is presented net of insurance recoveries.
(5)Other, net, primarily consists of certain severance, restructuring and other expenses, gains and losses, not directly attributable to the Sprint Merger or UScellular Merger, which are not reflective of T-Mobile’s core business activities and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.

25
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Net income, LTM Adjusted EBITDA and LTM Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024	Dec 31, 2024	Mar 31, 2025	Jun 30, 2025
Short-term debt	$5,356	$5,867	$5,851	$4,068	$8,214	$6,408
Short-term financing lease liabilities	1,265	1,252	1,252	1,175	1,136	1,157
Long-term debt	71,361	70,203	72,522	72,700	76,033	75,018
Long-term debt to affiliates	1,496	1,496	1,497	1,497	1,497	1,497
Financing lease liabilities	1,163	1,133	1,185	1,151	1,117	1,188
Less: Cash and cash equivalents	(6,708)	(6,417)	(9,754)	(5,409)	(12,003)	(10,259)
Net debt (excluding tower obligations)	$73,933	$73,534	$72,553	$75,182	$75,994	$75,009
Divided by: Last twelve months Net income	$8,751	$9,455	$10,372	$11,339	$11,918	$12,215
Net debt (excluding tower obligations) to LTM Net income Ratio	8.4	7.8	7.0	6.6	6.4	6.1
Divided by: Last twelve months Adjusted EBITDA	$29,881	$30,529	$31,172	$31,864	$32,471	$32,965
Net debt (excluding tower obligations) to LTM Adjusted EBITDA Ratio	2.5	2.4	2.3	2.4	2.3	2.3
Divided by: Last twelve months Core Adjusted EBITDA	$29,681	$30,372	$31,047	$31,771	$32,412	$32,926
Net debt (excluding tower obligations) to LTM Core Adjusted EBITDA Ratio	2.5	2.4	2.3	2.4	2.3	2.3

Adjusted Free Cash Flow is calculated as follows:

	Quarter						Six Months Ended June 30,
(in millions, except percentages)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	2024	2025
Net cash provided by operating activities (1)	$5,084	$5,521	$6,139	$5,549	$6,847	$6,992	$10,605	$13,839
Cash purchases of property and equipment, including capitalized interest	(2,627)	(2,040)	(1,961)	(2,212)	(2,451)	(2,396)	(4,667)	(4,847)
Proceeds related to beneficial interests in securitization transactions (1)	890	958	984	747	—	—	1,848	—
Adjusted Free Cash Flow	$3,347	$4,439	$5,162	$4,084	$4,396	$4,596	$7,786	$8,992
Net cash provided by operating activities margin	31.6%	33.6%	36.7%	32.8%	40.5%	40.1%	32.6%	40.3%
Adjusted Free Cash Flow margin	20.8%	27.0%	30.9%	24.1%	26.0%	26.4%	23.9%	26.2%
(1)Effective November 1, 2024, following amendments to the company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.

26
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

The current guidance range for Adjusted Free Cash Flow is calculated as follows:

	FY 2025
(in millions)	Guidance Range
Net cash provided by operating activities	$27,100	$27,500
Cash purchases of property and equipment, including capitalized interest	(9,500)	(9,500)
Adjusted Free Cash Flow	$17,600	$18,000

The previous guidance range for Adjusted Free Cash Flow was calculated as follows:

	FY 2025
(in millions)	Guidance Range
Net cash provided by operating activities	$27,000	$27,500
Cash purchases of property and equipment, including capitalized interest	(9,500)	(9,500)
Adjusted Free Cash Flow	$17,500	$18,000

27
Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the wireless industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Account - A billing account number that generates revenue. Postpaid accounts generally consist of customers that are qualified for postpaid service utilizing phones, 5G broadband modems, fiber connections, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service.
2.Customer - A SIM number with a unique T-Mobile identifier which is associated with an account that generates revenue. Customers are qualified either for postpaid service utilizing phones, 5G broadband modems, fiber connections, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service, or prepaid service, where they generally pay in advance of receiving service.
3.Churn - The number of customers whose service was deactivated as a percentage of the average number of customers during the specified period further divided by the number of months in the period. The number of customers whose service was deactivated is presented net of customers that subsequently have their service restored within a certain period of time and excludes customers who received service for less than a certain minimum period of time.
4.Postpaid Average Revenue Per Account (“ARPA”) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (“ARPU”) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
5.Cost of services - Costs directly attributable to providing wireless service through the operation of T-Mobile’s network, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless service for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
6.Net income margin - Net income divided by Service revenues.
7.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and Special Items. Core Adjusted EBITDA represents Adjusted EBITDA less device lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the Company as a whole. T-Mobile historically used Adjusted EBITDA and T-Mobile currently uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. T-Mobile uses Adjusted EBITDA and Core Adjusted EBITDA as benchmarks to evaluate its operating performance in comparison to competitors. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications services companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation and Special Items. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of device lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
8.Special Items - Certain expenses, gains, and losses which are not reflective of our ongoing performance. Special Items include Sprint Merger-related costs (gain), net, UScellular Merger-related costs, certain legal-related recoveries and expenses, restructuring costs not directly attributable to the Sprint Merger or UScellular Merger (including severance), and other non-core gains and losses.
9.Adjusted EBITDA margin and Core Adjusted EBITDA margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by Service revenues. Adjusted EBITDA margin and Core Adjusted EBITDA margin are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the Company as a whole.
10.Net cash provided by operating activities margin - Net cash provided by operating activities margin is calculated as Net cash provided by operating activities divided by Service revenues.
11.Adjusted Free Cash Flow - Net cash provided by operating activities less cash payments for purchases of property and equipment, plus proceeds from sales of tower sites and proceeds related to beneficial interests in securitization transactions. Adjusted Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts of our financial information to evaluate cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.
12.Adjusted Free Cash Flow margin - Adjusted Free Cash Flow margin is calculated as Adjusted Free Cash Flow divided by Service revenues. Adjusted Free Cash Flow Margin is utilized by T-Mobile’s management, investors, and analysts to evaluate the company’s ability to convert service revenue efficiently into cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.

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13.Net debt - Short-term debt, short-term debt to affiliates, long-term debt (excluding tower obligations), and long-term debt to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.
14.Sprint Merger-related costs include:
•Integration costs to achieve efficiencies in network, retail, information technology and back office operations, migrate customers to the T-Mobile network and billing systems and the impact of legal matters assumed as part of the Sprint Merger;
•Restructuring costs, including severance, store rationalization and network decommissioning; and
•Transaction costs, including legal and professional services related to the completion of the Sprint Merger and the acquisitions of affiliates.

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Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; criminal cyberattacks, disruption, data loss or other security breaches; our inability to timely adopt and effectively deploy network technology developments; our inability to effectively execute our digital transformation and drive customer and employee adoption of emerging technologies; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the timing and effects of any pending and future acquisition, divestiture, investment, joint venture or merger involving us, including our inability to obtain any required regulatory approval necessary to consummate any such transactions or to achieve the expected benefits of such transactions; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, tariffs and trade restrictions, supply chain disruptions, fluctuations in global currencies, immigration policies, and impacts of geopolitical instability, such as the Ukraine-Russia and Israel-Hamas wars and further escalations thereof; potential operational delays, higher procurement and operational costs, and regulatory and compliance complexities as result of changes to trade policies, including higher tariffs, restrictions and other economic disincentives to trade; our inability to successfully deliver new products and services; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; sociopolitical volatility and polarization and risks related to environmental, social and governance matters; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; our inability to maintain effective internal control over financial reporting; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy, data protection and artificial intelligence; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of Deutsche Telekom AG (“DT”), our controlling stockholder, which may differ from the interests of other stockholders; our current and future stockholder return programs may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; future sales of our common stock by DT and SoftBank Group Corp. and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the Federal Communications Commission; and other risks as disclosed in our most recent annual report on Form 10-K, and subsequent Forms 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. For more information please visit: http://www.t-mobile.com.